EXHIBIT 5






                                   INTEGRATED AGREEMENT

                         Since 1961 the working relationship between

               Curtice Burns Foods, Inc. ('Curtice Burns') and Pro-Fac

               Cooperative, Inc. ('Pro-Fac') has been expressed in a series of four inter-related agreements between them.  Based upon the experience of 30 years of operations it now is

               appropriate to set forth in this Integrated Agreement the

               assumptions and considerations on which those agreements are based and to integrate and renew the agreements.

                         The members and patrons of Pro-Fac are active

               growers who have joined together in their cooperative to

               market their crops at a fair price and to try to achieve as much stability and continuity as is possible in agriculture.

               While Pro-Fac and its members and patrons have considerable expertise in the growing of crops, they do not have such

               expertise in the processing and sale of those crops in the form of commercially viable processed food products.


                         Curtice Burns has long been engaged in the

               processing, distribution and sale of processed foods, now on a diversified geographical basis, but it lacks expertise in the farming and growing of the crops on which it depends for a reliable source of supply for its products.

                         Pro-Fac and Curtice Burns have come together

               because of the need of Pro-Fac to find a stable market for crops grown by its members and patrons and because of the

               need of Curtice Burns for a reliable supply of such crops.

               While Curtice Burns believes that it has available to it

               adequate funds to finance its own operations, in order to

               process and market Pro-Fac products Curtice Burns requires significant additional sources of financing in the form of working capital and facilities necessary to give it the

               capacity to provide a reliable and stable market for Pro-Fac products.  Consequently, the willingness of Curtice Burns to enter into its relationship with Pro-Fac depends upon the

               commitment of Pro-Fac to provide financing for Curtice Burns from a variety of sources not directly available to Curtice

               Burns.  Pro-Fac provides such financing in order to achieve its primary objective of a guaranteed and stable market for crops grown by its members and patrons.

                         Since Pro-Fac and Curtice Burns have different

               areas of expertise in the production and sale of food

               products, as well as access to different sources of funds

               necessary to conduct their operations, each retains its

               independence for their mutual benefit.

                         This Integrated Agreement shall be for the fiscal

               year of the parties beginning June 27, 1992 and for the

               ensuing four additional fiscal years ending in June of 1997,

               as well as for such further period as to which the parties may agree or for which the agreement may be extended in accordance with paragraph 72.


                                   OPERATIONS FINANCING

                         1.  Loan of Funds.  To the extent that funds

               available to Pro-Fac are not invested in its ownership of

               facilities or otherwise needed in the conduct of its own

               business, Pro-Fac agrees to lend such funds to Curtice Burns on terms and conditions herein provided.  Curtice Burns

               shall pay interest to Pro-Fac for the use of such funds as provided in paragraphs 3, 4, 5 and 6, as well as the payment described in paragraph 50.

                         2.  Source of Funds to Be Lent to Curtice Burns.

               Pro-Fac shall determine the source of funds which it lends to Curtice Burns pursuant to this agreement.  The following is the present priority of funds derived from the sources

               indicated for the use of funds by Pro-Fac to finance

               ownership of its facilities and other aspects of its

               business:

                         a.   Common stock

                         b.   Retains

                         C.   Allocated tax paid reserve

                         d.   Earned surplus

                         e.   Preferred stock

                         f.   Long-term debt

                         g.   Seasonal debt

               It is anticipated that the sources of funds to be lent to

               Curtice Burns will be in inverse order from that listed

               above.

                         3.  Loan of Equity Funds.  The equity of Pro-Fac

               shall be lent upon the following conditions:

                         a.  Curtice Burns shall pay no interest on loans

                    of funds derived from the proceeds from the sale and

                    issuance of Pro-Fac common stock.

                         b.  To the extent that Pro-Fac lends Curtice Burns

                    funds derived from the issuance of Pro-Fac preferred

                    stock and to the extent that such funds are not lent to

                    Curtice Burns but are used by Pro-Fac to pay for its

                    facilities, Curtice Burns shall annually pay interest

                    on such an aggregate amount at a rate equal to the

                    average interest rate paid by Pro-Fac and Curtice Burns

                    for term borrowing.  All interest payable under this

                    paragraph shall be based upon the average amount of the

                    loans outstanding pursuant to this paragraph during the

                    year.  To the extent that funds derived from retains

                    lent without interest pursuant to paragraph 5 mature

                    into preferred stock of Pro-Fac, Curtice Burns agrees

                    to pay interest on such funds as provided in this

                    paragraph for the full fiscal year in which such

                    preferred stock derived from retains is issued.

                         4.  Loan of Proceeds from Pro-Fac Loans.  To the

               extent that Pro-Fac lends Curtice Burns funds derived from both seasonal and term loans to Pro-Fac from the Springfield

               Bank for cooperatives or such other source from which Pro-

               Fac may borrow and to the extent such funds are used by Pro-

               Fac to pay for its facilities, Curtice Burns shall pay

               interest on such funds at a rate equal to that payable by

               Pro-Fac to the source from which Pro-Fac has obtained such funds.  To the extent necessary to enable Pro-Fac to obtain funds, Curtice Burns agrees to guarantee repayment of all

               loans obtained by Pro-Fac and further agrees to repay funds borrowed from Pro-Fac at the termination of this agreement.

               However, the amount Curtice Burns is so obligated to repay to Pro-Fac shall be reduced by any amount Curtice Burns has paid to any third party under its guaranty of Pro-Fac debt.

               If by the terms of any agreement by which Pro-Fac has

               obtained funds subsequently lent to Curtice Burns Pro-Fac

               must repay such funds before the termination of this

               agreement, then Curtice Burns shall repay such funds to Pro-

               Fac in time to enable Pro-Fac to make such repayment.

                         5.  Loan of Retained Funds.  To the extent that

               Pro-Fac lends Curtice Burns funds allocated to members of

               Pro-Fac pursuant to retains but retained by Pro-Fac, Curtice

               Burns shall not pay interest to Pro-Fac for the use of such funds, except as provided in paragraph 3(b).

                         6.  Loan of Allocated Tax Paid Reserves and Earned

               Surplus.  To the extent that Pro-Fac lends Curtice Burns

               funds derived from the allocated tax paid reserves and from the earned surplus of Pro-Fac, Curtice Burns shall pay no interest for the use of such funds for the first five fiscal years following the fiscal year in which such funds

               originated in Pro-Fac.  Thereafter Curtice Burns shall pay interest for the use of such funds on the same basis and at the same rate as is payable for the use of funds derived

               from the issuance of preferred stock as described in

               paragraph 3(b).

                         7.  Record of Loans.  The amount and nature of the

               indebtedness of Curtice Burns to Pro-Fac shall be as is set forth and reflected from time to time on the books and

               records of Curtice Burns and Pro-Fac; no promissory note or notes shall be necessary to evidence such indebtedness.

                         8.  Right to Recall Funds.  Pro-Fac shall

               determine and advise Curtice Burns at the end of each fiscal year the amount of loans payable from Curtice Burns which

               may reasonably be due currently so as to provide Pro-Fac

               with current assets at least equivalent to its current

               liabilities.  Should Pro-Fac not receive through interest

               payments as herein provided, or from other sources, funds

               sufficient to meet its requirements for the conduct of its business, then Curtice Burns shall, upon reasonable notice from Pro-Fac, repay all or any portion of funds lent by Pro-

               Fac to Curtice Burns as so requested, so as to provide Pro-

               Fac with funds necessary to meet its legitimate business

               purposes.  In giving such notice, Pro-Fac shall provide

               Curtice Burns with as much advance notification as possible so as to enable Curtice Burns to arrange for any refinancing necessary for it to make such repayment.

                         9.  Prepayment.  Curtice Burns may, at its

               election, pre-pay any funds borrowed from Pro-Fac upon

               written notice Of not less than five days to Pro-Fac,

               without penalty or premium, and any such prepayment in part may be applied to such particular payments provided for

               hereunder as Curtice Burns may designate.

                         10.  Bond.  Curtice Burns will obtain a blanket

               bond insuring the interest of both Pro-Fac and Curtice Burns as such interest may appear and providing coverage in an

               amount satisfactory to the boards of directors of both

               Curtice Burns and Pro-Fac for such employees of Curtice

               Burns as shall handle moneys of Pro-Fac in behalf of Curtice

               Burns.  The expense of such bond shall be charged by Curtice

               Burns as a direct sales, general and administrative expense.


                                   FACILITIES FINANCING

                         11.  Premises.  In consideration of the financing

               payments to be made to Pro-Fac by Curtice Burns as

               hereinafter specified, Pro-Fac hereby makes available for

               the use of Curtice Burns (which is hereinafter deemed to

               include any subsidiary of Curtice Burns which shall be

               designated by Curtice Burns to operate the facilities) all real property owned by Pro-Fac, together with all buildings, plants, structures, improvements, water and sewer rights,

               easements, and all rights of any sort or kind belonging or appertaining thereto (such real property hereinafter

               referred to as the 'Premises').  Unless specifically

               excluded by resolution of the boards of directors of Pro-Fac and Curtice Burns, the Premises shall also include any real property subsequently acquired by Pro-Fac during the term of this agreement.

                         12.   Equipment.  Pro-Fac hereby further makes

               available for the use of Curtice Burns all fixtures, food

               processing equipment, machinery, office equipment, motor

               vehicles and all other equipment of every kind and

               description owned by Pro-Fac now or hereafter attached to,

               or now or hereafter used on or procured for use upon the

               Premises or elsewhere (such personal property hereafter

               referred to as the 'Equipment').  Unless specifically

               excluded by resolution of the boards of directors of Pro-Fac and Curtice Burns, the Equipment shall also include any

               equipment subsequently acquired by Pro-Fac during the term of this agreement.  The Premises and the Equipment are

               sometimes referred to in the aggregate as the 'Facilities'.

                         13.  Facilities Financing Payments.  The

               Facilities  are accounted for as capitalized lease assets

               which will be depreciated by Curtice Burns.  The parties

               agree that the central purpose of this agreement is to

               provide a security interest to Pro-Fac through its retention of title to the Facilities to assure the recovery by Pro-Fac of all costs of acquisition, financing and associated

               carrying costs involved with the Facilities.  Curtice Burns shall pay Facilities financing payments to Pro-Fac in an

               amount equal to the total annual depreciation each year on the Facilities determined on a straight line basis in

               accordance with generally accepted accounting principles or in some other fashion which is acceptable to Pro-Fac.

               Curtice Burns further agrees to pay all taxes, charges for water, utilities and assessments against the Facilities of any sort, ordinary and extraordinary, which may be levied,

               assessed or imposed upon the Facilities, accruing or

               becoming due and payable during the term of this agreement and the cost of insurance as provided in paragraph 15.  It is the intention of the parties that Pro-Fac shall receive the Facilities financing payments free from all taxes,

               charges, expenses or deductions of every description, and

               that Curtice Burns shall pay all such items and expenses

               which, except for the execution and delivery of this

               agreement, would have been chargeable against the Facilities and payable by Pro-Fac.

                         14.  Interest on Default.  Any payment accruing

               under the provisions of this agreement which shall not be

               paid when due shall bear interest at the judgment rate then prevailing in the State of New York from the date it is payable under the terms of this agreement until it shall have been paid by Curtice Burns to Pro-Fac.

                         15.  Insurance.  Curtice Burns shall procure and

               maintain policies   of insurance at its own cost and expense

               insuring:

                         a.  The interest in the Facilities of Pro-Fac,

                    Curtice Burns and any mortgagee thereof, against loss

                    or damage by fire, lightning, wind, hail, aircraft,

                    vehicles, smoke, explosion, riot or civil commotion.

                    The insurance coverage shall be for not less than the

                    full replacement cost of the Facilities (unless a

                    lesser coverage is approved by Pro-Fac upon

                    recommendation of Curtice Burns), with all proceeds of

                    insurance payable jointly to Pro-Fac and any such

                    mortgagee.  The full replacement cost shall be -

                    determined annually or at such other intervals as may

                    be reasonable, either through periodic appraisals paid

                    for by Curtice Burns or through some other method of

                    valuation acceptable to both parties.

                         b.  Pro-Fac and Curtice Burns from all claims,

                    demands or actions for injury to or death of any person

                    in an amount not less than $1,000,000.00 per occurrence

                    for bodily injury, including death, and property

                    damage, and not less than $1,000,000.00 annual

                    aggregate made by, or in behalf of, any person or

                    persons, firm or corporation arising from, related to or connected with the Facilities. In addition to the foregoing minimum coverage, Curtice Burns shall also

                    obtain umbrella coverage against liability for personal

                    injury and property damage totalling not less than

                    $50 million which shall include full contractual

                    liability coverage.

                         c.  Pro-Fac and Curtice Burns, in an amount which

                    shall be reasonably satisfactory to Pro-Fac, against

                    risks customarily covered by boiler and machinery

                    insurance and business interruption.

                         16.  Form of Insurance.  The insurance to be

               obtained as herein provided shall be with companies and in form, substance, and amount (where not stated above)

               satisfactory to Pro-Fac and any mortgagee of Pro-Fac.  The aforesaid insurance shall not be subject to cancellation

               except after at least 10 days prior written notice to Pro-

               Fac and any mortgagee of Pro-Fac.  The original insurance

               policies (or certificates thereof satisfactory to Pro-Fac)

               together with satisfactory evidence of payment of the

               premiums thereon, shall be deposited with Pro-Fac at the

               beginning of the term hereof, and renewals thereof shall be similarly deposited not less than 30 days prior to the end of the term of such coverage.

                         17.  Waiver of Subrogation Rights.  Whenever

               (a) any loss, cost, damage or expense resulting from a fire,

               explosion or any other casualty or occurrence is incurred by either of the parties to this agreement in connection with the Facilities, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost,

               damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any

               amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or

               accrue to any person on account thereof.

                         18.  Damage and Reconstruction.  If the Equipment

               or the buildings on the Premises shall be damaged or

               partially destroyed by fire or any other cause at any time during the term hereof, Curtice Burns shall forthwith

               replace such equipment and cause the damage to the buildings to be repaired with all reasonable dispatch, provided that such replacement and repair are economically justifiable in the judgment of the boards of directors of both Pro-Fac and

               Curtice Burns.  Should a building at any time on the

               Premises be so damaged by fire or otherwise that repair or restoration will be impracticable, then Curtice Burns shall forthwith demolish and remove such damaged buildings and

               proceed with the erection and construction of suitable

               replacement buildings on the Premises.  Any such necessary repairs shall be made and such buildings replaced in

               accordance with plans and specifications submitted by

               Curtice Burns and approved by Pro-Fac. In order to pay for the cost of such repair or reconstruction, Curtice Burns shall be entitled to obtain from Pro-Fac any sum received as insurance for such damage (to the extent permitted by any

               mortgagee of Pro-Fac which may have a right to such

               insurance proceeds), which shall be paid to Curtice Burns as hereinafter provided, to be held by Curtice Burns as a trust fund for such repairs.  Curtice Burns shall not be obligated under this paragraph to make any repairs or undertake any

               reconstruction beyond that which may be paid for through the use of funds to be provided Curtice Burns by Pro-Fac for

               such purpose pursuant to this paragraph.  If the holder of any mortgage on the Premises and Equipment shall require

               that the proceeds of insurance policies be paid in reduction or payment of such mortgage, then Pro-Fac covenants with

               Curtice Burns to provide for the use of Curtice Burns as

               aforesaid a sum equal to the amount of such insurance

               proceeds so paid to any mortgagee.  Pro-Fac shall, from time to time, as certified by Curtice Burns and to an extent not exceeding 80% of the value of the work, labor and material entered into in the erection of such new buildings or the

               repair of old buildings, pay over to Curtice Burns the

               proceeds of insurance actually collected by Pro-Fac, or such other funds in substitution thereof as Pro-Fac may be

               required to provide Curtice Burns as hereinbefore provided.

               The balance of such insurance proceeds or other funds shall be paid by Pro-Fac to Curtice Burns after the buildings are fully repaired, completed and paid for. Curtice Burns shall promptly pay construction cost or costs of repair when

               incurred.  Curtice Burns shall obtain adequate general

               liability insurance protecting and indemnifying Pro-Fac from claims or damages arising out of the repair or demolition of any buildings on the premises and the erection and

               construction of any new buildings.

                         19.  Maintenance and Repair.  The Facilities shall

               during the term hereof be kept by Curtice Burns in good

               order and repair at the sole cost and expense of Curtice

               Burns.  Curtice Burns will comply with all orders,

               regulations, rules and requirements of every kind and nature relating to the Facilities now or hereafter in effect, of

               the federal, state, municipal, or other governmental

               authorities, whether they be usual or unusual, ordinary or extraordinary, and whether they or any of them relate to

               structural changes or requirements of whatever nature, or to changes or requirements incident to or as the result of, any use or occupation thereof or otherwise.  Should Curtice

               Burns determine that compliance with any such order,

               regulation, rule or requirement would be uneconomical and

               that instead the parties should terminate active operation of any portion of the Premises which would be affected

               thereby, then Curtice Burns shall so recommend to Pro-Fac;

               if the parties agree that such operation should be so

               terminated rather than to contest or comply with such order, rule, regulation or requirement, then the parties agree to terminate such operation forthwith upon such determination.

               If following such recommendation by Curtice Burns Pro-Fac

               does not agree thereto, then the matter shall be resolved by arbitration under the procedure for arbitration as described herein.  Should the parties not agree that such operations should be suspended, or should arbitration so determine,

               then Curtice Burns will pay all cost and expenses incidental to such compliance and will indemnify and save harmless Pro-

               Fac from all expense by reason of any notices, orders,

               violations or penalties filed against or imposed upon the

               Premises or Equipment, or against Pro-Fac as owner thereof,

               because of the failure of Curtice Burns to comply with this covenant.  However, Curtice Burns shall have the right to

               contest or review any order issued against the Premises or

               Equipment by legal proceeding or in such other manner as it may deem advisable, and may have such order modified,

               cancelled, removed or revoked without compliance therewith.

               Any such action or proceeding instituted shall be conducted promptly at the expense of Curtice Burns.  The term 'legal proceeding' as used herein shall be construed as including appeals from judgments, decrees or orders.  If and whenever any such order shall become final and binding, Curtice Burns shall then comply therewith with due diligence; in default thereof by Curtice Burns, Pro-Fac may comply therewith, and the cost expense of so doing may be paid by Pro-Fac and shall be charged against Curtice Burns, becoming due on the next June 22 following such payment by Pro-Fac.  In such

               event, Pro-Fac shall have recourse to all the remedies

               herein and conferred upon Pro-Fac in respect to the

               collection of payments due hereunder or to the recovery of the possession of the Premises and Equipment because of

               default in any payment required of Curtice Burns.

                         20.  Indemnity.  Curtice Burns will protect,

               indemnify and save harmless Pro-Fac from and against all

               liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses) imposed upon or

               incurred by or asserted against Pro-Fac by reason of any

               accident, injury to or death of persons or loss of or damage to property of others occurring on or about the Premises or any part thereof or the adjoining properties, sidewalks,

               curbs, streets, or way.  In case of any action, suit, or

               proceeding brought against Pro-Fac by reason of any such

               occurrence, Curtice Burns will, at its expense, resist and defend such action, suit or proceeding, or cause it to be

               resisted and defended by counsel approved by Pro-Fac.

                         21.  Utilities.  The cost of all utilities and

               services, including but not limited to gas, water, sewer and electricity, shall be paid by Curtice Burns.

                         22.  Quiet Enjoyment.  So long as Curtice Burns is

               not in default under the covenants and agreements of this agreement, the quiet and peaceful enjoyment by Curtice Burns of the Premises and Equipment shall not be disturbed or

               interfered with by Pro-Fac or by any person claiming by,

               through or under Pro-Fac.  However, nothing herein shall

               affect the rights of the holder of any mortgage or other

               security interest given by Pro-Fac applicable to the

               Premises or Equipment.

                         23.  Subordination.  This agreement and all rights

               of Curtice Burns herein shall be subject and subordinate to any mortgage or mortgages or any renewals or replacements

               thereof which are now or may hereafter be placed on the

               Premises and Equipment, and Curtice Burns agrees that at the time of the placing of any such mortgage or renewal thereof on the Premises or Equipment and at the request of Pro-Fac,

               Curtice Burns will execute and deliver any further

               instruments necessary to subordinate its rights under this agreement to any such mortgage or renewal thereof.  Pro-Fac agrees that it will notify Curtice Burns of the execution

               and delivery of any such mortgage and that it will, upon the request of Curtice Burns, exhibit to Curtice Burns at least

               5 days before the expiration of any default period provided in such mortgage satisfactory evidence showing that interest due thereunder and any installment of principal has been

               paid.  If at such time any installment of interest or

               principal has not been paid in accordance with the terms of said mortgage, Curtice Burns may pay the same, together with any interest accrued thereon, and the amount so paid by

               Curtice Burns and the interest thereon at the judgment rate then prevailing in the State of New York from the time of

               payment shall be paid by Pro-Fac to Curtice Burns on demand,

               or may be offset by Curtice Burns against any amount payable hereunder until the whole amount thereof shall have been

               repaid to Curtice Burns by Pro-Fac.

                         24.  Default.  The occurrence of any one of the

               following events shall be considered an event of default by

               Curtice Burns under this agreement:

                         a.  Curtice Burns shall be adjudged a bankrupt, or

                    a decree or order approving, as properly filed, a

                    petition or answer asking reorganization of Curtice

                    Burns under the federal bankruptcy laws, or under the

                    laws of any state, shall be entered, and any such

                    decree or judgment or order shall not have been vacated

                    or stayed or set aside within 30 days from the date of

                    the entry or granting thereof; or

                         b.  Curtice Burns shall file or admit the

                    jurisdiction of the court and the material allegations

                    contained in, any petition in bankruptcy, or any

                    petition pursuant or purporting to be pursuant to the

                    federal bankruptcy laws, or Curtice Burns shall

                    institute any proceedings for any relief of Curtice

                    Burns under any bankruptcy or insolvency laws or any

                    laws relating to the relief of debtors, readjustment of indebtedness, organization, arrangements, composition or extension; or

                         c.  Curtice Burns shall make any assignment for

                    the benefit of creditors or shall apply for or consent

                    to the appointment of a receiver for Curtice Burns or

                    any of the property of Curtice Burns; or

                         d.  A decree or order appointing a receiver of the

                    property of Curtice Burns shall be made and such decree

                    or order shall not have been vacated, stayed or set

                    aside within 90 days from the date of entry or granting

                    thereof; or

                         e.  Curtice Burns shall vacate the Premises or

                    abandon the same during the term hereof; or

                         f.  Curtice Burns shall make default in any

                    payment required to be paid by Curtice Burns hereunder

                    when due as herein provided and such default shall

                    continue for 30 days after notice thereof in writing by

                    Pro-Fac to Curtice Burns; or

                         g.  Curtice Burns shall make default in any of the

                    other covenants and agreements herein contained to be

                    kept, observed and performed by Curtice Burns, and such

                    default shall continue for 30 days after notice thereof

                    in writing by Pro-Fac to Curtice Burns.

                         25.  Remedies.  Upon the occurrence of any one or

               more of such events of default, Pro-Fac may terminate this agreement. Upon termination of this agreement, Pro-Fac may re-enter the Premises and take possession of the Premises and the Equipment, with or without process of law, and Pro-

               Fac shall not be liable for any damages resulting therefrom.

               Such re-entry and repossession shall not work a forfeiture of any amounts to be paid and the covenants to be performed by Curtice Burns during the full term hereof.  Upon such

               repossession of the Premises, Pro-Fac shall be entitled to recover as liquidated damages and not as a penalty a sum of money equal to the value of the amounts provided herein to be paid by Curtice Burns to Pro-Fac for the remainder of the term hereof.  Should Curtice Burns default in payment of any taxes, water charges, assessments, or any other charges to be paid by Curtice Burns pursuant to paragraph 13, Pro-Fac may if it so desires pay the same, and the amount so paid,

               with interest thereon at the judgment rate then prevailing in the State of New York from the date of payment, shall be added to the next payment to be made by Curtice Burns.

               However, any such payment by Pro-Fac shall not be deemed to waive or release the default in the payment thereof by

               Curtice Burns, or the right of Pro-Fac immediately to

               terminate this agreement and recover possession of the

               Premises and Equipment by reason of such default as

               hereinabove provided.

                         26.  Remedies Cumulative.  No remedy herein or

               otherwise conferred upon or reserved to Pro-Fac shall be

               considered to exclude or suspend any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at

               law or in equity or by statute, and every power and remedy given by this agreement to Pro-Fac may be exercised from

               time to time and as often as occasion may arise or as may be deemed expedient.  Neither the receipt of any payment after default, nor any delay or omission of Pro-Fac to exercise

               any right or power arising from any default, shall impair

               any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein.  Neither

               the rights herein given to receive, collect, sue for or

               distrain for any payments due hereunder or to enforce the

               terms, provisions and conditions of this agreement, or to

               prevent the breach or nonobservance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising, shall in any way affect or impair the right or power of Pro-Fac to declare this

               agreement ended, and to terminate this agreement as provided for herein, because of any default in or breach of the

               covenants, provisions or conditions of this agreement.

                         27.  No Waiver.  No waiver of any breach of any of

               the covenants herein shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same

               covenant.

                         28.  Condemnation.  If any part of any of the

               Premises shall be condemned and as a result thereof the

               balance of such Premises can be used by Curtice Burns, this agreement shall not terminate and Curtice Burns, pursuant to plans submitted by Pro-Fac and at the expense of Pro-Fac,

               shall repair and restore the Premises and all improvements thereon.  Curtice Burns shall promptly and diligently

               proceed to make a complete architectural unity of the

               remainder of the improvements in accordance with such plans as are first approved by Pro-Fac.  Curtice Burns shall have no right to any condemnation award applicable to the

               Premises.  Pro-Fac shall receive and hold in trust the

               amount of the award relating to the improvements on the

               Premises and shall (to the extent permitted by the holder of any mortgage on the Premises which may be entitled to such award) disburse such award to Curtice Burns to apply to the cost of said repairing or restoration in accordance with the procedure set forth in paragraph 18.  If Curtice Burns does not make a complete architectural unit of the remainder of the improvements within a reasonable period after such

               taking or condemnation then, in addition to whatever other remedies Pro-Fac may have either under this agreement, at

               law or in equity, Pro-Fac may retain the entire award, and the total amount payable by Curtice Burns to Pro-Fac under paragraph 18 shall be reduced by the amount of such award so retained, prorated over the remaining payments due. Except as hereinbefore provided, there shall be no abatement or reduction in any payment due from Curtice Burns because of such taking or condemnation.

                         29.  Right to Contest Tax Assessments.  Curtice

               Burns shall have the right to review by legal proceedings,

               promptly instituted and conducted at the expense of Curtice

               Burns, any taxes, assessments, water rates, or other charges imposed upon or against the Premises or Equipment, and in

               case any such taxes, assessments, water rates or other

               charges shall, as a result of such proceedings or otherwise,

               be reduced, cancelled, set aside or to any extent discharged or modified, Curtice Burns shall pay any amount that shall be finally assessed or imposed against the Premises or

               Equipment or adjudicated to be due and payable on any such disputed or contested items.  The term 'legal proceedings'

               as here used shall be construed to include appropriate

               appeals from any judgments, decrees or orders.

                         30.  No Warranty by Pro-Fac.  Curtice Burns

               accepts the Premises and Equipment in their present

               condition and without any representation or warranty by Pro-

               Fac as to the condition of the Premises and Equipment, or as to the use or occupancy which may be made thereof.  Pro-Fac shall not be responsible for any latent or other defect or change in their condition, and the payments hereunder shall in no case be withheld or diminished because of any defect or change in their condition, or because of any damage occurring thereto during the term hereof.

                         31.  Liens Against Premises.  If any mechanics or

               other liens or order for the payment of money shall be filed against the Premises or Equipment by reason of or arising

               out of any labor or material furnished or alleged to have

               been furnished, or to be furnished, to or for Curtice Burns at the Premises for or by reason of any change, alteration or addition or the cost of expenses thereof, or any contract relating thereto, or against Pro-Fac as owner thereof,

               Curtice Burns shall cause the same to be cancelled and

               discharged of record, by bond, or otherwise at the election and expense of Curtice Burns.  Curtice Burns shall also

               defend on behalf of Pro-Fac at the sole cost and expense of

               Curtice Burns any action, suit or proceeding which may be

               brought thereon or for the enforcement of such lien, or

               order, and Curtice Burns will pay any damages or discharge any judgment entered therein and save harmless Pro-Fac from any claim or damages resulting therefrom.

                         32.  Alterations and Improvements.  Curtice Burns

               shall have the right to make alterations and improvements to the Premises from time to time without the written consent of Pro-Fac upon condition, however, that the cost of such

               alterations or improvements shall not exceed the sum of

               $150,000.00 for any such alteration or improvement.  If any such alteration or improvement shall cost more than

               $150,000.00 (or such other amount as may be agreed to by the parties as appropriate), the written consent of Pro-Fac

               shall be obtained before work is commenced.  Pro-Fac shall not withhold such consent unreasonably and covenants to

               consent thereto, provided that such alteration or

               improvement shall not tend to decrease the space or the

               value of any building upon the Premises.  All improvements to the Premises shall become the property of Pro-Fac.

                         33.  Proper Use.  Curtice Burns covenants not to

               use the buildings on the premises for any illegal or

               unlawful purpose.

                         34.  Additional Equipment.  Should Curtice Burns

               in its discretion deem it necessary for the continued

               successful operation of the Facilities by Curtice Burns for the purpose of the business of Curtice Burns to install

               additional machinery or equipment of its own, Curtice Burns may do so; such additional machinery or equipment shall not be deemed the property of Pro-Fac and part of the Premises,

               and Curtice Burns shall have the right to remove such

               additional machinery and equipment at its own cost and

               expense on the termination hereof.

                         35.  Surrender of Premises and Equipment.  At the

               expiration of this agreement Curtice Burns will surrender

               and deliver to Pro-Fac the Premises and Equipment in good

               repair and condition, reasonable wear and tear excepted.

                         36.  Purchase Rights of Curtice Burns.  In the

               event of the termination of this agreement or at any time at the option of Curtice Burns upon written notice of 60 days to Pro-Fac, Curtice Burns shall have the right to purchase the Facilities at the book value thereof at the time of

               purchase.  Upon the exercise of the option to purchase the

               Facilities as specified in this paragraph, this agreement

               shall also automatically terminate.  Should Curtice Burns

               exercise this option at a time of year when Pro-Fac is

               obligated to process crops for its members, then

               notwithstanding the exercise of the option by Curtice Burns pursuant to this paragraph, Curtice Burns shall nevertheless complete the processing of such crops for that year pursuant to this agreement, which shall remain in effect until such crops are processed and marketed.

                         37.  Purchase of Trademarks by Pro-Fac.  Should

               this agreement be terminated for any reason and upon such

               termination Curtice Burns does not purchase the Facilities as herein provided, then Pro-Fac shall have the right to

               purchase all trademarks, tradenames and copyrights of

               Curtice Burns at their then book value.

                         38.  Intangibles.  Pro-Fac owns an undivided

               interest in goodwill and other intangible assets obtained in the course of the acquisition of various businesses by Pro-

               Fac and Curtice Burns ('Intangibles').  The Intangibles do

               not include any interest in trademarks or the goodwill associated with trademarks. In future business acquisitions by the parties during the term of this agreement Pro-Fac

               shall purchase an undivided interest in all intangibles

               acquired with such businesses ('Future Intangibles').  Pro-

               Fac shall pay for Future Intangibles an amount equal to the same percentage of the entire purchase price for such Future

               Intangibles that the adjusted deemed equity investment of

               Pro-Fac bears to the combined adjusted deemed equity

               investment of both Pro-Fac and Curtice Burns as defined in paragraph 51 hereof.  While the purchase price to be paid by

               Pro-Fac for its interest in Future Intangibles shall be

               based upon the price paid in the course of the acquisition for all Future Intangibles (including trademarks and the

               goodwill associated therewith), the undivided interest in

               such Future Intangibles so acquired by Pro-Fac shall not

               include any interest in such trademarks or the goodwill

               associated therewith, except as provided in Paragraph 37

               hereof.

                         39.  License of Intangibles.  Pro-Fac hereby

               grants to Curtice Burns the exclusive right to use the

               interest of Pro-Fac in the Intangibles and Future

               Intangibles in conducting their business pursuant to this

               agreement.  For such use, Curtice Burns shall pay to Pro-Fac annually the amount by which the interest of Pro-Fac in the

               Intangibles and Future Intangibles is amortized each year.

                         40.  Purchase of Intangibles by Curtice Burns.

               Should Curtice Burns purchase the facilities of Pro-Fac in accordance with paragraph 36 hereof, Curtice Burns shall

               also be obligated to repurchase from Pro-Fac at the then

               book value thereof the interest of Pro-Fac in the

               Intangibles and Future Intangibles.

                         41.  Purchase of Intangibles by Pro-Fac.  Should

               Pro-Fac purchase the trademarks, tradenames and copyrights of Curtice Burns and the goodwill associated therewith as

               provided in paragraph 37 hereof, then at such time Pro-Fac shall also be obligated to purchase the Curtice Burns

               interest in the Intangibles and Future Intangibles at the

               book value thereof at the time of purchase.


                                         MARKETING

                         42.  Delivery of Crops.  Pro-Fac agrees to sell

               and deliver to Curtice Burns all crops of the type and in

               the amounts set forth by acreage or tonnage in the raw

               product section of the profit plan as approved each year by the board of directors of each party during the term hereof to be marketed in behalf of the grower-members of Pro-Fac

               pursuant to the terms of the agreements between Pro-Fac and its members.  Subject only to its inability to do so because of the vagaries of weather or other causes validly

               preventing growing such crops as set forth in the agreements between Pro-Fac and its members (the form of which shall be approved by Curtice Burns), Pro-Fac shall deliver to Curtice

               Burns the crops described in the profit plan, and Curtice

               Burns agrees to process and market such crops as herein

               provided.

                         43.  Marketing Discretion.  Curtice Burns shall in

               its discretion determine in what form the finished processed products shall appear for marketing and what label or labels shall appear on such finished processed products.  Curtice

               Burns shall establish the price at which it shall sell

               products originating in whole or in part from Pro-Fac

               products.  To facilitate the marketing of the finished

               products by Curtice Burns, title to the Pro-Fac crops shall pass to Curtice Burns at the time such crops are graded and accepted by Curtice Burns.

                         44.  Agency.  To the extent necessary to enable

               Pro-Fac to receive crops from its members and deliver such crops to Curtice Burns pursuant to the terms and conditions of this agreement, Curtice Burns will act as agent for Pro-

               Fac and charge the cost thereof to overhead as provided

               herein.  Curtice Burns will indemnify and save Pro-Fac

               harmless from any loss or damage incurred in acting as such agent.

                                        SETTLEMENT

                    45.  Definitions.  When used in this agreement, the

               following terms shall have the definitions indicated:

                         a.  'Commercial market value' of crops sold by

                    Pro-Fac to Curtice Burns shall mean the price paid for

                    such crops by commercial processors for similar crops

                    used for similar or related purposes sold under pre-

                    season contracts and in the open market in the same or

                    similar marketing areas.  Where such price cannot be

                    readily determined, then commercial market value shall

                    be determined by some other method acceptable to each

                    party.  Commercial market value shall be determined as

                    provided in paragraph 46 hereof.

                         b.  'Pro-Fac products' shall mean all products

                    sold by Curtice Burns which were processed from crops

                    supplied by Pro-Fac.  The determination of what is a

                    Pro-Fac product shall be made in an annual examination

                    of products made from crops supplied by Pro-Fac.  If

                    made from crops supplied by Pro-Fac and from similar

                    crops purchased directly by Curtice Burns to supplement

                    and facilitate the marketing of crops by Pro-Fac, then

                    such product shall be considered to be a Pro-Fac

                    product, provided that the value of such crops

                    purchased by Curtice Burns for use in the product is

                    not greater than the value of crops supplied by Pro-Fac

                    for the product. If Pro-Fac supplied less than half the value of crops necessary to make the product, then only that portion of the product actually made from

                    crops supplied by Pro-Fac shall be considered a Pro-Fac

                    product.

                         c.  'Net proceeds' shall mean the entire proceeds

                    received by Curtice Burns from the sale of Pro-Fac

                    products less the costs incurred by Curtice Burns in

                    its own behalf or in behalf of Pro-Fac in processing

                    and selling such products.  Such costs shall be

                    determined in accordance with generally accepted

                    accounting practices in the food industry as modified

                    by past practices and accounting methods used by the

                    parties and shall include all variable product costs, a

                    pro rata share of plant and warehousing overhead costs

                    based upon the estimated usage of facilities and a pro

                    rata share of selling, general and administrative,

                    overhead and financial expenses.  Such costs shall

                    include payments by Curtice Burns to Pro-Fac under this

                    agreement but shall not include commercial market value

                    paid pursuant to paragraph 48, any additional payment

                    for Pro-Fac crops pursuant to paragraph 49 or any

                    payment pursuant to paragraph 52.

                         d.  'Earnings (losses) on Pro-Fac products' shall

                    mean the amount by which the net proceeds received by

                    Curtice Burns from the sale of Pro-Fac products in any fiscal year exceeds or is less than the commercial market value of crops supplied by Pro-Fac.

                         e.  'Commission' shall mean a commission due

                    Curtice Burns for its services in the processing and

                    marketing of all Pro-Fac products in the amount of 30%

                    of all earnings on Pro-Fac products.  The remaining 70%

                    of all such earnings shall be due to Pro-Fac for its

                    crops as provided in paragraphs 48 and 49 herein.  If

                    Curtice Burns incurs a loss on the sale of Pro-Fac

                    products then Curtice Burns shall not be entitled to

                    receive any commission.

                         46.  Commercial Market Value.  Commercial market

               value shall be determined by a committee established jointly by the boards of directors of Pro-Fac and Curtice Burns and consisting of two members appointed by the president of Pro-

               Fac, two members appointed by the chairman of the board of

               Curtice Burns and a fifth member appointed by the other four members of the committee.

                         47.  Calculation of Earnings and Losses.  The

               determination of earnings and losses on Pro-Fac products and of any commission due Curtice Burns as herein provided shall be made on the basis of all Pro-Fac products considered in the aggregate each year as of the end of the fiscal year for each party.

                         48.  Payment for Crops.  Curtice Burns shall pay

               to Pro-Fac as the minimum purchase price for the crops purchased from Pro-Fac each year the commercial market value of those crops, together with any additional payment which may be due Pro-Fac pursuant to paragraph 49 hereof.  The due date for payment of the purchase price shall coincide with the time of payment for crops by Pro-Fac to its members.

                         49.  Additional Payment for Crops.  Curtice Burns

               shall as of the end of each fiscal year remit to Pro-Fac all earnings on the sale of Pro-Fac products, less the

               commission due Curtice Burns on the sale of such products.

               However, should the earnings on the sale of Pro-Fac products less the commission exceed the amount allocated to Pro-Fac pursuant to paragraphs 50, 52 and 53 hereof, then the

               obligation of Curtice Burns to make payments as herein

               provided shall be limited to the amount specified in said

               paragraphs.

                         50.  Division of Earnings.  As further

               consideration to Pro-Fac for the use of its facilities and funds in the production and marketing of food products,

               Curtice Burns shall pay annually to Pro-Fac a portion of its earnings as herein provided.

                         51.  Definitions for Division of Earnings.  For

               purposes of the computation of the division of earnings, the following terms shall have the definitions indicated:

                         a.  'Curtice Burns products and services' shall

                    mean all products sold by Curtice Burns which are not

                    Pro-Fac products as defined in paragraph 45(b) and all services performed by Curtice Burns for others, except those services performed for Pro-Fac for which Curtice

                    Burns is specifically paid by Pro-Fac.

                         b.  'Adjusted equity investment' shall as to

                    Curtice Burns mean the sum of:

                              (1)  the par value of the outstanding common

                         stock of both classes as of the end of the fiscal

                         year preceding the year for which that

                         determination is to be made;

                              (2)  the additional paid in capital as to

                         such stock;

                              (3)  the retained earnings of Curtice Burns

                         as of the end of the fiscal year preceding the

                         year for which that determination is to be made;

                         and

                              (4)  the par value and additional paid in

                         surplus of stock sold during the fiscal year for

                         which that determination is to be made, weighted

                         in proportion to the number of days during the

                         year for which the determination is to be made

                         that the proceeds from the sale of such stock are

                         available for use by Curtice Burns.

                         c.  As to Pro-Fac 'adjusted deemed equity

                    investment' shall mean generally all funds of Pro-Fac

                    for which Pro-Fac does not receive interest from

                    Curtice Burns, more particularly the sum of:

                              (1)  the par value of the outstanding common

                         shares of Pro-Fac as of the end of the fiscal year

                         preceding the year from which that determination

                         is to be made, excluding the par value of any

                         shares subscribed but not paid for;

                              (2)  the par value of common stock issued and

               paid for during the fiscal year for which that determination is to be made, weighted in proportion to the number of days during the year for which the determination is to be made

               that the proceeds from the sale of such stock are available for use by Pro-Fac;

                              (3)  the aggregate amount of all retains of

                         Pro-Fac, determined as of the end of the fiscal

                         year preceding the year for which that

                         determination is to be made, excluding, however,

                         retains which mature into preferred stock during

                         the fiscal year for which that determination is to

                         be made;

                              (4)  all earnings of Pro-Fac as to which Pro-

                         Fac has paid income taxes, including earned

                         surplus and allocated tax paid reserves ('earned

                         surplus'), whether or not such earned surplus has

                         been allocated to the accounts of or for the

                         benefit of members or other patrons of Pro-Fac,

                         determined as of the end of the fiscal year

                         preceding the year for which that determination is to be made ('determination date'). However, for purposes of this determination there shall only be

                         included in the earned surplus of Pro-Fac that

                         which originated within the five years preceding

                         the determination date;

                              (5)  20 percent of the commercial market

                         value of crops furnished by Pro-Fac for the crop

                         year applicable to the fiscal year for which the

                         determination is to be made, unless some other

                         amount is agreed to by the parties as appropriate

                         to take into consideration the delay in payment

                         for crops by Curtice Burns to Pro-Fac;

                              (6)  the aggregate amount for all fiscal

                         years of Pro-Fac from that ended on March 31, 1962

                         through that ended on June 25, 1976 by which

                         payment by Curtice Burns to Pro-Fac for crops was

                         less than the commercial market value of such

                         crops; and

                              (7)  the aggregate amount for all fiscal

                         years of Pro-Fac during the term hereof by which

                         Pro-Fac is paid less than the interest payable

                         under this agreement.

                         d.  Notwithstanding the foregoing, the amount of

                    Pro-Fac adjusted  deemed equity investment may be

                    modified by resolutions duly adopted by the boards of

                    directors of Pro-Fac and Curtice Burns during the fiscal year affected by revising the amount of funds on which Curtice Burns pays interest to Pro-Fac.  To the

                    extent that the amount of allocated tax paid reserves,

                    earned surplus or retained funds on which Curtice Burns

                    pays interest to Pro-Fac as provided in paragraphs 5

                    and 6 hereof, or the amount of funds derived from the

                    issuance of preferred stock on which Curtice Burns pays

                    interest as provided in paragraph 3-b hereof, is

                    reduced, then the adjusted deemed equity of Pro-Fac

                    shall be treated as increased by the amount of such

                    reduction.  Conversely, to the extent that the amount

                    of allocated tax paid reserves, earned surplus or

                    retained funds on which Curtice Burns pays interest to

                    Pro-Fac as provided in paragraphs 5 and 6 hereof may be

                    increased, the adjusted deemed equity of Pro-Fac shall

                    be treated as decreased by the amount of such increase.

                         52.  Payment of Earnings to be Divided.  Subject

               to the provisions of paragraph 53, Curtice Burns shall pay to Pro-Fac as of the close of each fiscal year of Pro-Fac in each year during the term of this agreement an amount based upon the profits of Curtice Burns as herein provided.  In

               determining the earnings (or losses) of Curtice Burns, there shall be included in such computation all earnings (or

               losses) of all subsidiaries of Curtice Burns.  The resultant combined earnings or losses shall be allocated between the parties in proportion to their respective aggregate adjusted equity and deemed equity investments as determined pursuant to this agreement.  From that portion so allocable to Pro-

               Fac there shall be deducted the amount paid to Pro-Fac as

               provided in paragraphs 48 and 49 hereof.  The balance of the combined earnings or losses of Curtice Burns allocable to

               Pro-Fac pursuant to this paragraph shall be paid by Curtice

               Burns to Pro-Fac.  Should it be determined as herein

               provided that a loss is allocable to Pro-Fac as a result of the computations made pursuant to this paragraph, then

               Curtice Burns shall make no payment to Pro-Fac pursuant to this paragraph and the interest payable by Curtice Burns to

               Pro-Fac shall be reduced by the amount of such loss

               allocable to Pro-Fac.

                         53.  Further Adjustments to Division of Earnings.

               Notwithstanding the provisions of paragraph 52 herein, the following additional adjustments shall be made in

               determining the division of earnings:

                         a.  In determining the earnings of Curtice Burns

                    there shall be taken into account and charged to the

                    operations of Curtice Burns the gain or loss on the

                    sale or other disposition of assets of Pro-Fac which

                    are leased to Curtice Burns.

                         b.  The amount of any payment due Pro-Fac from

                    Curtice Burns pursuant to paragraph 52 shall be reduced

                    by 50% of any dividend received by Pro-Fac from the

                    Springfield Bank for Cooperatives during the year for

                    which earnings are to be divided.

                         54.  Payments to Members of Pro-Fac.  While

               pursuant to paragraph 48 hereof Pro-Fac will receive from

               Curtice Burns at least the commercial market value of all

               crops purchased each year, Pro-Fac shall not be obligated to pay out that amount to its members and others who sold those crops to Pro-Fac.  It is the intent of the parties hereto

               that Pro-Fac will pay or allocate to its grower-members and others entitled thereto the payments made by Curtice Burns pursuant to this agreement to the extent deemed advisable by the board of directors of Pro-Fac after retaining such funds as may be necessary for the payment of any dividends which may be declared and for the creation of such reserve funds as may be deemed fair and reasonable.


                                        MANAGEMENT

                         55.  Management Services.  Pro-Fac hereby employs

               Curtice-Burns to supervise and manage the business and

               properties of Pro-Fac, including the performance of its

               responsibilities under this agreement and also including

               responsibility for handling the business of Pro-Fac with the

               Springfield Bank for Cooperatives and any other banks with which Pro-Fac may do business.

                         56.   Asset Management.  Pro-Fac agrees that

               Curtice-Burns shall have possession of its properties, both real and personal, money, all other assets and the business of Pro-Fac during the term hereof for the purpose of

               carrying on the business of Pro-Fac as authorized by its

               certificate of incorporation and bylaws.

                         57.  Financial Management.  All moneys and

               receipts derived from the business of Pro-Fac shall be the property of Pro-Fac but shall be deposited in such

               depositories in the name of Curtice-Burns as shall be

               determined by resolution of the board of directors of

               Curtice-Burns, subject to withdrawal by Curtice-Burns in the course of Pro-Fac business.

                         58.  Financial Agency.  All checks, drafts, orders

               or other instruments for the payment of money shall be

               signed and endorsed by Curtice-Burns in the name of Pro-Fac.

                         59.  Payment of Expenses.  From revenue derived

               from the operation of Pro-Fac business Curtice-Burns shall pay all costs and expenses of such business, including, but not limited to, taxes, insurance, interest, depreciation,

               amortization, repairs, refunds, bonuses, legal and

               accounting fees, licenses, transportation, service,

               promotion, and any and all other expenses necessary or

               incident to operate the business of and comply with the

               legal commitments made by Pro-Fac.

                         60.  Books of Account.  All accounting records and

               books of account necessary for Curtice-Burns to perform its obligations hereunder shall be kept at such office of

               Curtice-Burns as it deems appropriate.

                         61.  Standard of Care.  Curtice-Burns will manage

               the business of Pro-Fac according to the best ability of its officers, but without accountability for mistakes or errors of judgment or for any losses arising from negligence, fire,

               water or casualty or from any other causes except for such losses resulting from gross negligence or willful

               misconduct.

                         62.  Policy Established by Pro-Fac Board of

               Directors.  The supervision and management of the business of Pro-Fac by Curtice-Burns pursuant to this agreement shall be in accordance with the general policies formulated and

               approved by the board of directors of Pro-Fac, which by this agreement only delegates to Curtice-Burns the authority to manage and operate the business of Pro-Fac in its normal

               course, limited by the provisions of law as to the

               delegation of authority by a corporate board of directors.

               Curtice-Burns shall consult Pro-Fac and its board of

               directors on any matter which, by reason of its size or its nature, is not in the ordinary course of business.

                         63.   Access to Records.  Pro-Fac, through its

               officers and board of directors, shall have free access to all the books and records of both Curtice-Burns and Pro-Fac related to the business of Pro-Fac.  Curtice-Burns will also make available to the Pro-Fac officers and board of directors such operating and financial statements as the board may deem necessary and proper to keep Pro-Fac fully

               informed of the operation of its business.

                         64.  Hiring Authority.  Curtice-Burns shall hire,

               pay and at its pleasure discharge or transfer, supervise and direct all persons employed in the business of Pro-Fac

               during the term of this agreement.  The chief executive

               officer of Curtice-Burns, with the approval of the board of directors of Pro-Fac, shall hire and discharge or transfer the chief executive officer of Pro-Fac, who shall be an

               officer of Pro-Fac with the title of general manager.

               Employees handling money shall be bonded in accordance with the requirements of the New York Cooperative Corporation Law and in such amounts as may be determined by the board of

               directors of Pro-Fac.  Employees operating under this

               agreement shall, for all purposes, be employees of Curtice-

               Burns, shall be paid by Curtice-Burns, and shall be entitled to welfare, pension and insurance and similar benefits,

               either statutory or voluntary, on the same basis and under the same rules as other employees of Curtice-Burns who are similarly situated.  Pro-Fac shall reimburse curtice-Burns for the cost of such employees.

                                          GENERAL

                         65.  Assignment.  This agreement may not be

               assigned by either party without the written consent of the other.

                         66.  Arbitration. Should any dispute arise under

               this agreement, such dispute shall be resolved by three

               arbitrators, one appointed by Pro-Fac, one appointed by

               Curtice Burns and a third chosen by the two arbitrators so selected by the parties.  The determination by a majority of the arbitrators shall be final.

                         67.   Election of Directors.  So long as this

               agreement is in effect the nominating committee of the board of directors  of Curtice Burns shall nominate a person

               designated by Pro-Fac for election each year as a director of Curtice Burns, and the Pro-Fac board of directors shall as provided in the Pro-Fac bylaws elect as a public director of Pro-Fac the person so designated by Curtice Burns.

                         68.  Not A Partnership.  Nothing in this agreement

               shall be construed to have created a partnership between the parties hereto.

                         69.  Amendment.  This agreement may be amended or

               modified only by a written statement of such amendment or

               modification duly signed by each of the parties.

                         70.  Headings.  The headings preceding the text of

               paragraphs of this agreement are for convenience only and

               shall not be deemed part of this agreement.

                         71.  Applicable Law.  This agreement shall be

               governed by and construed in accordance with the laws of the

               State of New York.

                         72.  Renewal Option.  Curtice Burns shall have the

               right to extend this agreement for a period of five years

               beginning June 28, 1997 upon written notice to Pro-Fac

               before June 30, 1996.  Thereafter, Curtice Burns shall also have an additional right to extend this agreement for

               another five years beginning June 29, 2002 upon written

               notice to Pro-Fac no later than June 30, 2001.  At the time notice of renewal is given by Curtice Burns under either

               option to renew, either party may propose a change in the

               amounts to be paid by Curtice Burns as provided in

               paragraph 52 hereof during the term of such renewal.  The

               amounts to be paid by Curtice Burns during such term shall then be promptly negotiated by the parties.  If the parties are unable to agree, then the issue shall be settled by

               arbitration as provided in paragraph 67.  Any dispute

               concerning such amounts to be paid pursuant to the

               provisions of this paragraph shall in no way invalidate the exercise of either renewal option by Curtice Burns, and upon such exercise the agreement shall be deemed renewed, subject only to the resolution of any dispute as to the amount to be paid as herein provided.

                         IN WITNESS WHEREOF the parties have each caused

               this agreement to be entered into and executed as of

               June 27, 1992.

                                        Pro-Fac Cooperative, Inc.


                                        By: /s/ Robert V. Call
                                           -------------------------------
                                            Robert V. Call, Jr. - President


                                        By: /s/ Roy A. Myers
                                           --------------------------------
                                            Roy A. Myers - General Manager



                                        Curtice Burns Foods, Inc.


                                        By: /s/ Donald E. Pease
                                           -------------------------------
                                            Donald E. Pease
                                            Chairman of the Board


                                        By: /s/ David J. McDonald
                                           -------------------------------
                                           David J. McDonald - President